Exhibit 10.7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

FIRST AMENDMENT TO AGREEMENT

This FIRST AMENDMENT TO SUPPLY AGREEMENT (this “First Amendment”) is effective as of November 23, 2011(“Effective Date”) between Halliburton Energy Services, Inc., a Delaware corporation with its principal place of business at 10200 Bellaire Boulevard Houston, Texas, and its affiliates (“Halliburton”), and Hi-Crush Operating LLC, a Delaware limited liability company with its principal place of business at Three Riverway, Suite 1550, Houston, TX 77056 (“Supplier”).

RECITALS:

1. Halliburton and its Affiliates carry on the business of the design, manufacture and supply of goods and services in the Oilfield Business as defined below; and

2. Halliburton requires high quality sand for use as a proppant in providing certain of its hydraulic fracturing and oilfield services; and

3. Supplier desires to sell such sand and is able to provide the proppant to Halliburton; and

5. Supplier and Halliburton have previously entered into a Supply Agreement (the “Supply Agreement”) dated May, 24, 2011 regarding the sale of sand by Supplier to Halliburton; and

6. Halliburton and Supplier now desire to amend the Supply Agreement to reflect Halliburton’s desire to extend the Term and adjust the Liquidated Damages and Payment terms of the Supply Agreement, and to further provide for the purchase of additional sand, including specifically Northern white *** frac sand from Supplier;

7. Supplier is willing to extend the Term and adjust the Liquidated Damages and Payment terms and pricing under the Supply Agreement, and to further provide for the purchase of *** frac sand from the Facility in accordance with the terms of this First Amendment; and

8. Supplier is willing to enter into an additional amendment of the Supply Agreement contemplating the sale of northern white grade *** frac sand from Supplier’s future facility located in Eau Claire County, Wisconsin, near the town of Augusta (“Augusta Supply”).

AGREEMENT

In consideration of the premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Supply Agreement as follows:

1.	Definitions

1.1	In addition to terms defined elsewhere in the Supply Agreement or in this First Amendment, the following terms shall have the following meanings unless the context otherwise requires:

1.1	Sections 1.1(c) and 1.1(i) of the Supply Agreement are replaced with the following:

(c)	“Contract Year” means the initial period starting on the Effective Date until May 1, 2012 and each successive period of twelve (12) calendar months occurring immediately thereafter. It is understood and agreed that the Primary Term of the Supply Agreement, as defined in Section 8 of the Supply Agreement, will include a partial Contract Year and that the final three (3) months of the Supply Agreement will constitute a partial Contract Year.

(i)	“Products” means generally, whether singular or plural, Northern White *** frac sand.

2.	Sections 2.1(b) and 2.1(c) of the Supply Agreement are replaced with the following:

2.1(b) Beginning on May 1, 2012 through July 31, 2016 (the “Secondary Period”) Supplier is obligated to sell and Halliburton is obligated to buy, a minimum annual volume (“Secondary Minimum Supply”) of:

(i)	600,000 tons of Product (*** provided, however, such Secondary Miniumum Supply shall consist of no more than *** tons of ***. For any partial year, the Secondary Minimum Supply shall be prorated based upon a full year’s supply. For the sake of clarity, for any partial year during the Secondary Period of this Agreement, the Secondary Minimum Supply shall be allocated monthly according to the following formula: six hundred thousand tons divided by twelve (600,000 tons/12). Supplier shall be under no obligation to supply or sell Product in excess of the Initial Minimum Supply or the Secondary Minimum Supply. In the event that Supplier fails to supply to Halliburton either the Initial Minimum Supply or the Secondary Minimum Supply during any Contract Year (a “Supply Shortfall”), Supplier shall have *** after the end of such Contract Year to, as the sole and exclusive remedy for such Supply Shortfall, to either: (i) tender the Supply Shortfall, including by supplying Product from one or more third parties in accordance with Section 2.12 hereof or (ii) pay to Halliburton within *** of the end of the Contract Year, as liquidated damages, an amount equal to amount of the Supply Shortfall (expressed in tons) multiplied by $***. It will be Supplier’s sole discretion as to which option is utilized; and

(ii)

During the Secondary Period, Supplier is obligated to sell and Halliburton is obligated to buy, a minimum annual volume of *** tons of *** (the “*** Supply”). For any partial year, the *** Supply shall be prorated based upon a full year’s supply. For the sake of clarity, for any partial year during the Secondary Period of this Agreement, the *** Supply shall be allocated monthly according to the following formula: ***. Supplier shall be under no obligation to supply or sell *** in excess of the *** Supply. In the event that Supplier fails to supply to Halliburton the *** Supply during any Contract Year (a “*** Supply Shortfall”), Supplier shall have three (3) months after the end of such Contract Year to, as the sole and exclusive remedy for such *** Supply Shortfall, either: (i) tender the *** Supply Shortfall,

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including by supplying Product from one or more third parties in accordance with Section 2.12 hereof; or (ii) pay to Halliburton within *** of the end of the Contract Year, as liquidated damages, an amount equal to amount of the *** Supply Shortfall (expressed in tons) multiplied by $***. It will be Supplier’s sole discretion as to which option is utilized.

2.1(c)	The “Monthly Maximum Supply Availability” during the Term is set forth in the table below. Supplier will not be obligated to fulfill orders that exceed the Monthly Maximum Supply Availability for a specific calendar month. Additionally, no more than *** of the Monthly Maximum Supply Availability in any given calendar month shall be ***.

Month	Maximum Supply
August ’11	24,000 tons/month
September ’11	30,000 tons/month
October ’11 to May ’12	40,000 tons/month
May ’12 to end of Term	***tons/month of ***. *** tons/month of ***.

2.	Sections 2.2, 2.3, 2.5, and 2.6 of the Supply Agreement are replaced in their entirety with the following:

2.2	Supply Requirements; Price,Volume Discounts and Additional Volume.

(a) During the Term of the Supply Agreement, pricing will be fixed at $***/short ton for contracted volumes of *** as well as any additional such material that becomes available for purchase by Halliburton. Pricing will be fixed at $***/short ton for contracted volumes of *** as well as any additional *** that becomes available for purchase by Halliburton.

(b) Supplier agrees that Halliburton shall be considered a preferred purchaser and, accordingly, prices paid by Halliburton during the Term of the Supply Agreement shall be no greater than the lowest prices charged by Supplier for the same Product to any future purchasers in the oilfield services industry during any period covered by the Supply Agreement. Notwithstanding the foregoing, this Section shall not apply to: (a) contracts paid in advance; or (b) contracts in place between Supplier and other customers before the Effective Date of the Supply Agreement; or (c) to any spot sales made by Supplier; or (d) for sales of any Product offered to but not taken by Halliburton; or (e) sales of Product from facilities owned by Supplier at locations other than 9000 State Highway 173, Tomah, Wisconsin 54660 (“Suppliers Facility”).

(c) Subject to the availability of excess Product as determined by Supplier after supplying all other customers at Suppliers Facility, Supplier may make available to Halliburton any additional volume, “Additional Volume” over the Monthly Maximum Supply Availability, on a right of first refusal basis. Supplier will provide its estimate of Additional Volume for delivery up to two months in advance of the actual availability and will use its best efforts to work with Halliburton regarding scheduling and delivery of such Additional Volumes.

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2.3 Halliburton Minimum Purchase Requirement. During the Term, Halliburton shall be required to take and, in accordance with Section 3.1 hereof pay for a minimum aggregate of 300,000 tons of Product during the Initial Period and 630,000 tons of Product per Contract Year for the Secondary Period (the “Minimum Purchase Requirement”); provided, however, that if, due solely to Force Majeure or the unavailability of rail cars in the market, Halliburton is unable to take delivery of Products as contemplated hereunder for a period of time during a Contract Year, Halliburton shall not be deemed to be in breach of this Agreement as a result of such failure so long as Halliburton is using best efforts to obtain rail cars and minimize the period of time during which Halliburton is unable to take delivery of Products; provided, further, however, that nothing in this sentence shall be construed to relieve Halliburton of its obligations to make payments under this Agreement (including the obligation to make any Makewhole Payments as contemplated in Section 2.6 hereof).

2.5 During the Secondary Period, the Minimum Purchase Requirement shall be ordered by Halliburton in installments of not less than 42,500 tons of Product per calendar month (the “Secondary Monthly Minimum Requirement”), and not more than the Monthly Maximum Supply Availability, beginning in May of 2012 and continuing thereafter for each calendar month during the remaining Term of the Supply Agreement. In the event that Halliburton fails to purchase one twelfth (1/12) of the Minimum Purchase Requirement of Product from Supplier during any particular calendar month in the Secondary Period in which Supplier was ready, willing and able to deliver 52,500 tons of Product, then the “Purchase Shortfall” shall be the amount by which one twelfth (1/12) of the Minimum Purchase Requirement exceeds the amount of Product actually purchased by Halliburton during such calendar month until the minimum annual volume is met.

2.6 On written notice of such Purchase Shortfall to Halliburton by Supplier, Halliburton shall have *** after the month of the Purchase Shortfall to purchase tonnage of Product in excess of the Initial or Secondary Monthly Minimum Requirement as applicable (but subject to the Monthly Maximum Supply Availability) to make up for the Purchase Shortfall. If Halliburton fails to purchase the full amount of the Purchase Shortfall in such *** period, Halliburton shall be obligated to pay to Supplier an amount equal to the amount of the Purchase Shortfall not purchased by Halliburton in such *** period (expressed in tons) multiplied by $*** (the “Makewhole Payment”). The Makewhole Payment shall be paid within *** of written demand by Supplier, by wire transfer of immediately available funds to the account designated in writing by Supplier. The aggregate Purchase Shortfall amount for a Contract Year shall not exceed the Initial or Secondary Minimum Purchase Requirement for such Contract Year, as applicable, less the amount of Product ordered and delivered to Halliburton. Halliburton reserves the right to resell goods purchased from Supplier if deemed necessary by Halliburton in order to satisfy the Initial or Secondary Minimum Purchase Requirement. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.”

3.	Sections 3.1 (a) and 3.1 (c) of the Supply Agreement are replaced in their entirety with the following:

“3.	Invoicing and Payment

3.1 Invoicing and Payment Terms. Subject to any special terms agreed in writing from time to time between Halliburton and Supplier:

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(a)	Supplier shall invoice Halliburton as Product is shipped in respect of all Products supplied under this Agreement. Each invoice shall be for the tonnage actually shipped. Payment shall be due no later than the *** after the date of receipt of the invoice. Invoices will be deemed received the day they are sent by electronic mail, the following day if sent by Fedex or UPS, or in 3 business days if sent by U.S. mail.

(c) Interest Rate on Past Due Payments. Payments *** or more past due shall bear interest at the rate of *** from (and including) the date on which the applicable payment was due to (but excluding) the date on which the applicable payment is paid in full. The accrual of interest as provided in the preceding sentence shall not limit any other remedies of Supplier, which shall include the right to terminate the Supply Agreement in accordance with Section 8.3 thereof.”

4.	Sections 8.1, 8.2, and 8.3 of the Supply Agreement are replaced in their entirety with the following:

“8.	Duration and Termination

8.1 Term. This Agreement shall be deemed to become effective on the Effective Date and shall continue in effect through *** (such period being referred to herein as the “Primary Term”), unless earlier terminated as provided herein. This Agreement may be extended beyond the Primary Term by mutual written agreement of the Parties.

8.2 Termination by Halliburton. If Halliburton is not then in breach of this Agreement giving rise to an event of termination, this Agreement may be immediately terminated for breach if Supplier fails to produce and deliver Products that meet the Specifications for a period of more than ***. Upon such breach, Halliburton may terminate this Agreement immediately by giving written notice of termination to Supplier. Subject to fulfilling its obligations to purchase the Minimum Purchase Requirement, Halliburton may terminate any Work Order upon ***. In the event Supplier has incurred costs in executing the Work Order up to termination, Halliburton shall reimburse Supplier for such documented costs. In the event of Supplier’s failure to perform any of its material obligations under this Agreement (including failure to deliver agreed upon amounts of sand and not making up the Supply Shortfall as contemplated by Section 2.1(b)), Halliburton shall promptly give Supplier notice thereof. Such notice shall specifiy the nature of such failure with particularity and in reasonable detail, including the specific provision of this Agreement to which such purported failure relates. Supplier shall use commercially reasonable effort to cure or otherwise remedy the failure specified in such notice within *** after its receipt of such notice. A failure specified in such notice which Supplier does not cure or otherwise remedy in such thirty (30) day period shall be deemed a “Supplier Uncured Failure”. Halliburton shall have the right to terminate this Agreement if Supplier has more than ***. Halliburton’s sole and exclusive damages in case of such termination shall be limited to $*** per short ton of Product that remains undelivered under the Minimum Purchase Requirements for the remaining life of the Contract after the filling of all outstanding Work Orders. The Parties acknowledge and agree that in the event of a breach under this Section 8.2, the damages would be difficult if not impossible to quantify, and accordingly, such payment shall be for liquidated damages and not as any form of penalty.

8.3 Termination by Supplier. If Supplier is not then in breach of this Agreement giving rise to an event of termination, Supplier shall be entitled to terminate this Agreement should Halliburton fail to order and take delivery of Product or pay sums due hereunder. Supplier shall give

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Halliburton written notice of any such failure and provide a reasonable time to cure which shall not exceed ***. Should Halliburton fail to cure prior to the end of such ***period, then Supplier may terminate this Agreement immediately. Supplier’s sole and exclusive damages in case of such termination shall be limited to $*** per short ton of Product that remains undelivered under the Minimum Purchase Requirements for the remaining life of the Contract after the filling of all outstanding Work Orders. The Parties acknowledge and agree that in the event of a breach under this Section 8.3, the damages would be difficult if not impossible to quantify, and accordingly, such payment shall be for liquidated damages and not as any form of penalty.

5.	The following provisions are added to the Supply Agreement regarding the Augusta Supply:

Halliburton and Supplier agree that Halliburton shall be entitled to purchase, and Supplier shall provide the Augusta Supply, being previously defined in this First Amendment as including specifically Northern white grade *** frac sand from Supplier’s future facility located in Eau Claire County, Wisconsin, near the town of Augusta. With respect to the Augusta Supply, Halliburton and Supplier agree as follows on the following terms and conditions:

5.1	Production and Supply of the Augusta Supply

(a)	Commencement of Production/Minimum Supply of the Augusta Supply. Beginning on or before August 1, 2012 (“Commencement Date”), Supplier is obligated to sell and Halliburton is obligated to buy 1,000,000 tons of the Augusta Supply per Year in mutually agreeable amounts of *** frac sand.

(b)	Price. With respect to the purchase and sale of the Augusta Supply during the Term of the Supply Agreement, pricing will be fixed at $***/short ton for contracted volumes of ***frac sand as well as any additional *** frac sand that becomes available for purchase by Halliburton from the Augusta Facility. Pricing will be fixed at $***/short ton for contracted volumes of *** frac sand as well as any additional *** frac sand that becomes available for purchase by Halliburton from the Augusta Facility.

(c)	Supply and Purchase Shortfalls. To the extent that Supplier fails to meet its supply requirements under any potential future agreement relating to the Augusta Supply, Supplier will be responsible for such supply shortfalls at the rate of $***/short ton. To the extent that Halliburton fails to meet its purchase requirements under any potential future agreement relating to the Augusta Supply, Halliburton will be responsible for such purchase shortfalls at the rate of $***/short ton.

(d)	Term. The term of the Supply Agreement as to the Augusta Supply shall be for *** Contract Years from the Commencement Date for the Augusta Supply. The Supply Agreement may be extended beyond the Primary Term by mutual written agreement of the Parties to accommodate any potential future agreement relating to the Augusta Supply.

5.2	Conditions Precedent

(a)	Supplier and Halliburton agree that as conditions precedent to the sale and/or purchase of the Augusta Supply, each of the following must occur:

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(i)	Supplier must receive all state, local, and federal operating, environmental, and other permits necessary for the mining and sale of Products from the Augusta Facility;

(ii)	Supplier must have the Augusta Facility constructed and operating for the mining and sale of Products by ***; and

(iii)	Supplier and Halliburton must agree on additional mutual terms and conditions similar to those currently in force between Supplier and Halliburton at Supplier’s facility in Wyeville, Wisconsin such agreement attached hereto as Exhibit A.

If the Conditions Precedent in this Section 5.2 are not met, Halliburton or Supplier may, at their sole and absolute discretion, elect to terminate the agreement to purchase and/or sell the Augusta Supply without penalty. In no way shall the failure to meet a condition precedent or a failure to reach an agreement to purchase and/or sell the Augusta Supply constitute a breach of Paragraphs 1-4 of the First Amendment or of the Supply Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement.

HALLIBURTON:
HALLIBURTON ENERGY SERVICES, INC.

By: /s/ Authorized Person
Name: Authorized Person
Title: Authorized Officer
Date: 11/22/11

HALLIBURTON:
HALLIBURTON ENERGY SERVICES, INC.

By: /s/ Authorized Person
Name: Authorized Person
Title: Authorized Officer
Date: 12/05/11

SUPPLIER: HI-CRUSH OPERATING LLC

By: /s/ James M. Whipkey
Name: James M. Whipkey
Title: CEO
Date: 30 November 2011